UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2006

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Main Street, Suite 3300, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On January 25, 2006, the Company entered into a settlement agreement (the "Settlement Agreement") with The GHK Company, L.L.C., GHK/Potato Hills Limited Partnership and Brian F. Egolf (collectively, the "Plaintiffs") relating to the continuing litigation between the Company and the Plaintiffs previously disclosed in the Company’s filings with the Securities and Exchange Commission. Pursuant to the terms of the Settlement Agreement, the Company must issue an aggregate of 1,500,000 shares (the "Shares") of its common stock, $.001 par value per share, to the Plaintiffs within fifteen days after the date of the Settlement Agreement and the Company and the Plaintiffs agreed to (1) a full mutual release, (2) to dismiss all pending litigation between the Company and the Plaintiffs with prejudice, and (3) to enter into a registration rights agreement requiring the Company to file a registration statement on Form S-3 or any successor form within sixty days after the date of such agreement registering the resale of the Shares.

The issuance of the Shares pursuant to the terms of the Settlement Agreement has not been registered in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving any public offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

January 30, 2006	By:	Robert L. Thompson

Name: Robert L. Thompson
Title: Chief Accounting Officer